Exhibit 99.2

ACTIVIDENTITY CORPORATION
Unaudited Pro Forma Condensed Consolidated Financial Statements
(Thousands of dollars, except share and per share data)

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared by ActivIdentity  Corporation (the “Company”) to reflect its completed acquisition of CoreStreet, Ltd. (“CoreStreet”) on December 14, 2009, as described in Item 1.01 and 2.01 of the Current Report on Form 8-K filed on December 18, 2009 as amended.

The Company operates on a fiscal year ending September 30 and fiscal quarters ending on December 31, March 31 and June 30. CoreStreet operated on a fiscal year ending December 31 and fiscal quarters ending on March 31, June 30 and September 30. The Company’s historical financial position at December 31, 2009 includes the estimated preliminary purchase price allocation of the December 14, 2009 acquisition of CoreStreet. The unaudited pro forma condensed consolidated statement of operations for the three months ended December 31, 2009 reflects the historical results of both companies with pro forma adjustments as if the acquisition had occurred on October 1, 2009. The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended September 30, 2009 reflects the historical results of both companies with pro forma adjustments as if the acquisition had occurred on October 1, 2008. The pro forma adjustments are described in the accompanying notes and give effect to events that were (i) directly attributable to the acquisition transaction, (ii) expected to have a continuing impact; and (iii) were factually supportable as described in the accompanying notes.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the acquisition been consummated as of the date indicated or of the results that may be obtained in the future. The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on December 14, 2009, Quarterly Reports on Form 10-Q filed with the SEC on February 9, 2010, recent Current Reports on Form 8-K filed with the SEC and the historical financial statements and accompanying notes of CoreStreet set forth in Exhibit 99.1 of this Current Report on Form 8-K/A.

ACTIVIDENTITY CORPORATION
PRO FORMA STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEAR ENDED SEPTEMBER 30, 2009
 (In thousands, except share and per share data, unaudited)

			Pro Forma		Pro Forma
	ActivIdentity	CoreStreet	Adjustments		Consolidated

Revenue:
Software	$23,975	$2,770	$—		$26,745
Hardware	15,784	632	—		16,416
Service	22,562	3,490	—		26,052
Total revenue	62,321	6,892	—		69,213

Cost of revenue:
Software	4,179	219	—		4,398
Hardware	7,954	292	—		8,246
Service	7,677	611	—		8,288
Amortization of acquired developed technology and patents	2,168	—	386	(A)	2,554
Total cost of revenue	21,978	1,122	386		23,486
Gross profit	40,343	5,770	(386)		45,727

Operating expenses:
Sales and marketing	19,572	2,929	—		22,501
Research and development	15,053	1,030	—		16,083
General and administration	12,769	1,875	—		14,644
Amortization of acquired intangible assets	140	—	1,244	(B)	1,384
Total operating expenses	47,534	5,834	1,244		54,612
Loss from operations	(7,191)	(64)	(1,630)		(8,885)

Other income (expense):
Interest income, net	1,710	(378)	396	(C)	1,728
Other income (expense), net	(508)	—	—		(508)
Total other income (expense), net	1,202	(378)	396		1,220
Loss before income tax and non-controlling interest	(5,989)	(442)	(1,234)		(7,665)
Income tax provision	344	—	—		344
Net loss	(5,645)	(442)	—
Less: net loss attributable to controlling interest	99	—			99
Net loss attributable to ActivIdentity stockholders	$(5,546)	$(442)	$(1,234)		$(7,222)
Basic and diluted net loss per share	$(0.12)				$(0.14)
Shares used to compute basic and diluted net loss per share	45,814				50,030

Other comprehensive income (loss):
Net Loss	$(5,546)	$(442)	$(1,234)		$(7,222)
Unrealized gain (loss) on short-term investments, net	152	—	—		152
Foreign currency translation gain (loss)	1,012	—	—		1,012
Comprehensive loss	$(4,382)	$(442)	$(1,234)		$(6,058)

ACTIVIDENTITY CORPORATION

PRO FORMA STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2009

(In thousands, except share and per share data, unaudited)

			Pro Forma		Pro Forma
	ActivIdentity	CoreStreet	Adjustments		Consolidated
		10/1 — 12/14

Revenue:
Software	$5,129	$261	$—		$5,390
Hardware	4,108	55	—		4,163
Service	5,425	745	—		6,170
Total revenue	14,662	1,061	—		15,723

Cost of revenue:
Software	452	35	—		487
Hardware	2,122	51	—		2,173
Service	2,049	147	—		2,196
Amortization of acquired developed technology and patents	183	—	80	(A)	263
Total cost of revenue	4,806	233	80		5,119
Gross profit	9,856	828	(80)		10,604

Operating expenses:
Sales and marketing	4,433	182	—		4,615
Research and development	4,079	541	—		4,620
General and administration	4,163	604	—		4,767
Amortization of acquired intangible assets	52	—	259	(B)	311
Total operating expenses	12,727	1,327	259		14,313
Loss from operations	(2,871)	(499)	(339)		(3,709)

Other income (expense):
Interest income, net	201	(38)	39	(C)	202
Other income (expense), net	2,473	—			2,473
Total other income (expense), net	2,674	(38)	39		2,675
Loss before income tax and non-controlling interest	(197)	(537)	(300)		(1,034)
Income tax provision	(102)	—	—		(102)
Net loss	(299)	(537)	—		(1,136)
Less: net loss attributable to controlling interest	1	—	—		1
Net loss attributable to ActivIdentity stockholders	$(298)	$(537)	$(300)		$(1,135)
Basic and diluted net loss per share	$(0.01)				$(0.02)
Shares used to compute basic and diluted net loss per share	46,245				50,461

Other comprehensive income (loss):
Net Loss	$(298)	$(537)	$(300)		$(1,135)
Unrealized gain (loss) on short-term investments, net	—	—	—		—
Foreign currency translation gain (loss)	(8)	—	—		(8)
Comprehensive loss	$(306)	$(537)	$(300)		$(1,143)

ACTIVIDENTITY CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A)      To record the increase in amortization costs related to capitalized developed technology amortized over four to eight years of approximately $386,000 for the fiscal year ended September 30, 2009 and $80,000 for the three months ended December 31, 2009.

(B)        To record the increase in amortization costs related to capitalized customer relationships amortized over ten years and capitalized trade names amortized over one year of approximately $1,244,000 for the fiscal year ended September 30, 2009 and $259,000 for the three months ended December 31, 2009.

(C)        To eliminate accrued interest on the CoreStreet debt that was not acquired of approximately $396,000 for the fiscal year ended September 30, 2009 and $39,000 for the three months ended December 31, 2009.